Exhibit 99.1

COMSTOCK ANNOUNCES SECOND QUARTER 2024 RESULTS AND CORPORATE UPDATES

Secures $325 Million Term Sheet for Investments and Real Estate Sales

VIRGINIA CITY, NEVADA, AUGUST 8, 2024 - Comstock Inc. (NYSE: LODE) (“Comstock,” “our,” and the “Company”), today announced its second quarter 2024 results, certain business and investment updates and an updated business outlook, with significant progress from each business, corporate and collectively across the system.

“While I have personally dedicated the substantial majority of my capacity over the past several months on successfully advancing strategic transactions, our equally dedicated teams have been executing on their respective business plans without interruption,” stated Corrado De Gasperis, Comstock’s Executive Chairman and Chief Executive Officer. “Our fuels, metals and mining businesses have all made significant advances while two of our strategic investments achieved significant commercialization milestones. The system itself has gained real traction.”

Selected Segment Highlights for the Second Quarter of 2024

Comstock Metals

•	Completed the critical commissioning stages at our demonstration-scale production facility;
•	Demonstrated 100% recovery of all glass, metal and mineral materials, ensuring a zero-landfill solution;
•	Secured a long-term lease for our first industry-scale facility with 100,000 tons of annual capacity;
•	Received the county permit for operations and storage for our first planned industry-scale facility;
•	Advanced work on additional state operating permits required for the first industry-scale expansion;
•	Advanced agreements on long term supply arrangements and commenced receiving solar panels;
•	Advanced agreements on offtake arrangements for all segments of recovered materials; and
•	Hosted Nevada’s Senior Senator, Catherine Cortez-Masto, for a full solar panel recycling facility tour.

“Our recycling team is fully closing the loop for end-of-life solar panel management by ensuring zero-land fill solutions. Our demonstration facility is about to add a third shift and we have completed the scaled-up designs and are preparing the remaining state permits for our now leased and storage-ready, industry-scale facility,” added Mr. De Gasperis. “Our team is also fully engaged on both sides of the supply chain with active collaborations for long-term supply agreements and offtake agreements for all residual materials. We are on or solidly ahead of schedule.”

Comstock Fuels

•	Advanced sample production of commercially available hydrodeoxygenated BioleumTM Oil (“HBO”);
•	Validated higher yields of 125 Gasoline Gallon Equivalents (GGEs), expanding our leadership position;
•	Identified carbon capture and utilization opportunity for further increasing yields to potentially 150 GGEs;
•	Advanced research and development activities targeting further cost and capital reductions;
•	Finalized project plans and activities aggressively designed for achieving petroleum cost parity; and
•	Completed preliminary engineering for our demonstration scale, lignocellulosic production facility.

“The demonstrated yields from our process have achieved such a strong level of sufficiency, that we have now engineered a profitable commercial demonstration scale system to produce lignocellulosic fuels, including SAF and Renewable Diesel,” said De Gasperis. “The substantial work that our fuels team has done over the past two years has met the prerequisite objectives, enabling us to secure funding for our first commercial demonstration facility.”

Comstock Mining

•	Completed an internal preliminary mine and reclamation plan with enhanced resources and economics;
•	Assessed productive post-mining land uses and identified prerequisites for post mining development;
•	Assessed recoverability of silver from metallurgical residuals from recycled solar panel materials; and
•	Commenced economic feasibility assessment on extracting and refining recycled silver.

“Our economic assessment for the existing Dayton resource, including projected cash flows, has dramatically improved with gold up nearly $500 per ounce and nearly 25% year-on-year, and 13% just in the latest quarter,” added De Gasperis. “The high silver grades evidenced from our solar panel residuals prompted an entirely different opportunity for partnering with Comstock Metals, leveraging our existing refining permits and capacity and uniquely maximizing the value across the entire system. This is a nascent, yet rapidly evolving opportunity.”

Strategic Investments (Minority Investments by the Company)

Quantum Generative Materials (“GenMat”)

During 2023, GenMat developed and deployed its proprietary Hyperspectral Remote Sensing Imaging (“HRSI”) satellite, the GENMAT-1 into Low Earth Orbit (LEO) at an altitude of roughly 520km above the surface of the Earth. GenMat also deployed its proprietary Mission Control Software System, Saarthi and HRSI software, known as the atomic sensor fusion platform or ZenoASFP. The purpose of the GENMAT-1 mission is primarily for researching and developing mineral exploration capabilities using GenMat’s proprietary physics-based artificial intelligence (AI) and newly developing hyperspectral sensing technology. Hyperspectral imaging collects and processes information from across the electromagnetic spectrum using contiguous bands, which can be useful for precision mineral exploration, oil and gas exploration, agriculture, and forest management.

GenMat recently announced its first commercial customer agreement with Geometric Energy Corporation (GEC) for managing the launch, deployment, ongoing operations, and implementation of two new satellites to its managed LEO constellation. The new satellites will generate additional recurring revenues for GenMat once operating.

“Our goal is precise, accelerating the commercialization of decarbonizing technologies. These are hard, impacting technologies. Comstock Metals was first over the finish line and now GenMat, and in each case, from multiple, remarkable innovations, that represent first of their kind, fully integrated, systemic solutions. That’s not luck and our shareholders should start seeing a powerful trend,” stated De Gasperis. “Enabling systemic decarbonization is one of the most difficult global challenges. We are just at the starting line, but the real race is definitely on.”

GenMat plans on adding more satellites to its LEO constellation network and leveraging its proprietary mission control, remote sensing, materials science technology and expertise to enable the rapidly growing space economy.

Green Li-ion Pte, Ltd. (“Green Li-ion”)

Green Li-ion launched its first commercial battery remanufacturing facility from fully recycled battery materials that was attended by Comstock CEO Corrado De Gasperis, Green Li-Ion CEO Leon Farrant, the Hon. Kevin Stitt, Governor of Oklahoma; and many other local officials, suppliers and many potential customers.

“Our strategic investments directly impact our existing businesses but also create inherent value themselves. In all instances, we were at the founding level of these hard technology participants in the growing clean energy transition,” said Mr. De Gasperis. “Participating with and enabling these innovation-based advancements, from the earliest of TRLs to commercialization is one of the most valuable and rewarding segments of the capital markets.”

Corporate

Comstock recently announced the execution of an indicative term sheet for $325 million ($315 million, net of transaction fees) in funding through SBC Commerce LLC (“SBCC”), a U.S. based, globally positioned, private equity group, subject to final due diligence and any applicable regulatory approvals. This significant series of milestones, representing a combination of direct investments and asset sales, recognizes significant valuations for the Company’s three businesses and secures timely and essential growth capital to commercialize fuels, metals and mining.

The transaction package includes $275 million of gross, direct investments ($267 million, net of transaction fees) into Comstock’s three main operating subsidiaries, including a $3 million direct equity investment into Comstock itself. The agreements also include selling the membership interests in the entities that own Comstock’s directly owned Nevada real estate and water rights for gross proceeds of $50 million ($47 million, net of fees) and a non-refundable deposit of $5 million, all subject to remaining due diligence and approvals, final agreements, and closings.

SBCC represents a strategic capital partner that is facilitating the following components of the $325 million:

•	$3 million investment in Comstock Inc. with restricted common equity at $0.40 per share;
•	$22 million investment in Comstock Metals Corporation, for 20%, (with Comstock retaining 60%, on a fully diluted basis after vesting of existing equity incentives for its president);
•	$50 million investment into Comstock’s mining segment, for 40%, (with Comstock retaining 60%);
•	$50 million to acquire the entities owning the real estate and water rights in Nevada; and
•	$200 million investment in Comstock Fuels Corporation (with Comstock retaining 60%).

“The remarkable technical and economic advancements made by our three business segments has led to this opportunity for partnering with SBCC and enables the accelerated development, commercialization, and operations of our businesses,” stated Mr. De Gasperis. “We are working to close on each of these tranches over the next 90 days, with initial investments and deposits scheduled for the month of August. There has obviously been a tremendous amount of work already completed and, in most contexts, the hard work is just starting. Our teams never stopped moving.”

Consolidated Financial Results

For the three-month period ending June 30, 2024, results showed:

•	Increased revenues to $0.4 million, from nil in the comparable 2023 period;
•	Decreased loss from operations to $5.6 million, from $5.9 million in the same 2023 period;

•	Increased loss attributable to Comstock to $8.6 million, from $5.5 million in the same 2023 period; and
•	Net loss per share increased to $0.06 as compared to the 2023 period net loss per share of $0.05.

For the six-month period ending June 30, 2024, results showed:

•	Increased revenues to $0.9 million, from nil in the comparable 2023 period;
•	Decreased loss from operations to $10.2 million, from $11.0 million in the comparable 2023 period;
•	Increased loss attributable to Comstock to $15.5 million, from $11.1 million in the comparable 2023 period;
•	Net loss per share increased to $0.12 as compared to the 2023 period net loss per share of $0.11;
•	Decreased total assets to $104.6 million, down from $106.5 million at December 31, 2023;
•	Increased total liabilities to $29.5 million, up from $28.2 million at December 31, 2023;
•	Increased total debt to $10.0 million, up from $9.9 million at December 31, 2023;
•	Extended the maturities on our GHF Inc. and Alvin Fund note obligations until April 15, 2026; and
•	Outstanding common shares were 157,820,072 and 175,283,728 at June 30, 2024, and August 6, 2024, respectively.

OUTLOOK

Comstock Fuels

Comstock Fuels objectives for the second half of 2024 include:

•	Closing on a $200 million investment, primarily to deploy the first commercial demonstration facility;
•	Execute multiple, revenue generating commercial agreements for industry-scale joint developments;
•	Advancing and expanding our innovation network for even higher yields and lower costs; and
•	Expand our integrated bio-intermediate production system, including cellulosic ethanol and HBO.

Our first commercial demonstration facility is designed to be profitable and to confirm the scale of multiple industry-scale facilities. Each joint development project could result in millions of dollars of technical services and engineering revenues and ultimately, license agreements for additional production facilities that would generate royalty revenues.

Comstock Metals

Comstock Metals objectives for the second half of 2024 include:

•	Closing on a $22 million investment, primarily to deploy the first two commercial demonstration facilities;
•	Commissioning the photovoltaic material recycling;
•	Commencing full, three-shift production of the demonstration scale production facility;
•	Confirming the ability to fully and cleanly reprocess and reuse all residual materials;
•	Advancing the technology readiness for broader material recycling, prioritizing photovoltaics, to TRL 7;
•	Expanding our existing revenue generating supply and offtake commitments; and
•	Finalizing the site selection for our first three “industry-scale” facilities and commencing permitting.

Comstock Metals has secured all permits for operating its demonstration scale production facility in Silver Springs, NV, with commissioning of operations occurring now with ongoing production immediately thereafter. Comstock Metals has also secured the initial county level permits for industry-scale operations and storage and is actively engaged in expanded revenue generating supply and now, also, residual material offtake commitments.

Comstock Mining

Comstock Mining’s objectives for the second half of 2024 include:

•	Closing on a $50 million investment, in part, to finalize the resource, design and mine plan for Dayton;
•	Receive cash proceeds of more than $2 million from mineral leases leveraging the northern district claims;
•	Commercialize mineral development agreements that enable expansion of the central district resources;
•

Develop with GenMat, AI-based exploration tools, using Comstock's extensive geologic data along with GENMAT-1’s hyperspectral imaging solution to condition, develop and validate the AI predictions; and

•	Complete the mine plans that enables the economic development of the southern district claims.

The Company’s 2024 efforts apply economic analysis to Comstock’s existing gold and silver resources progressing toward full economic feasibility for the southern part of the district and the ultimate development of full mine and reclamation plans and the development of post productive land and community development plans.

Strategic Investments

Investment in GenMat

GenMat’s objectives for the second half of 2024 include:

•	Elevate new material simulation to TRL 7 by synthesizing and directly testing the AI’s ability to predict material properties to confirm the precision and accuracy of those simulations;
•	Commercialize its space-based hyperspectral imaging sensor for mineral discovery applications; and
•	Commercialize physics-based AI solutions to clients for advanced materials and satellite enabling solutions.

GenMat has recently announced revenue generating agreements as GenMat’s technologies, including its space-based satellite systems, are maturing much faster than anticipated, with multiple commercial agreements now likely in 2024.

Investment in Green Li-ion

Green Li-ion continues making meaningful progress in the development and deployment of its system that remanufactures critical precursor cathode active materials (“PCAM”), having now deployed its first commercial battery remanufacturing facility from fully recycled battery materials deployed. The Company intends to sell the remaining 35,662 Green Li-ion preferred shares in late 2024 or early 2025.

Investments in others non-mining real estate, water rights and securities

The Company has announced an indicative agreement selling its non-mining real estate and water rights for $50 million in gross (approximately $47 million in net proceeds) during the fourth quarter of 2024.

CONFERENCE CALL DETAILS

Comstock will host a conference call today, Thursday, August 8, 2024, at 4:30 p.m. ET to report its Second Quarter 2024 results and business update. We invite all investors and other interested parties to register for the webinar at the link below.

Date:           August 8, 2024

Time:           1:30 pm PT / 4:30 pm ET

Register: Webinar Registration

HAVE QUESTIONS? There will be an allotted time following the results presentation for a Q&A session. Unaddressed questions will be reviewed by management and responded to accordingly. You may submit your question(s) beforehand in the registration form (linked above) or by email at ir@comstockinc.com.

About Comstock

Comstock Inc. (NYSE: LODE) commercializes innovative technologies that contribute to global decarbonization by efficiently converting under-utilized natural resources, primarily, woody biomass into net zero renewable fuels, end-of-life metal extraction, and generative AI-enabled advanced materials synthesis and mineral discovery. To learn more, please visit www.comstock.inc.

Comstock Social Media Policy

Comstock Inc. has used, and intends to continue using, its investor relations link and main website at www.comstock.inc in addition to its Twitter, LinkedIn and YouTube accounts, as means of disclosing material non-public information and for complying with its disclosure obligations under Regulation FD.

CONTACTS:

For investor inquiries:

RB Milestone Group LLC

Tel (203) 487-2759

ir@comstockinc.com

For media inquiries or questions:

Comstock Inc., Zach Spencer

Tel (775) 847-7532

questions@comstockinc.com

Forward-Looking Statements

This press release and any related calls or discussions may include forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements, other than statements of historical facts, are forward-looking statements. The words “believe,” “expect,” “anticipate,” “estimate,” “project,” “plan,” “should,” “intend,” “may,” “will,” “would,” “potential” and similar expressions identify forward-looking statements but are not the exclusive means of doing so. Forward-looking statements include statements about matters such as: future market conditions; future explorations or acquisitions; future changes in our research, development and exploration activities; future financial, natural, and social gains; future prices and sales of, and demand for, our products and services; land entitlements and uses; permits; production capacity and operations; operating and overhead costs; future capital expenditures and their impact on us; operational and management changes (including changes in the Board of Directors); changes in business strategies, planning and tactics; future employment and contributions of personnel, including consultants; future land and asset sales; investments, acquisitions, joint ventures, strategic alliances, business combinations, operational, tax, financial and restructuring initiatives, including the nature, timing and accounting for restructuring charges, derivative assets and liabilities and the impact thereof; contingencies; litigation, administrative or arbitration proceedings; environmental compliance and changes in the regulatory environment; offerings, limitations on sales or offering of equity or debt securities, including asset sales and associated costs; business opportunities, growth rates, future working capital, needs, revenues, variable costs, throughput rates, operating expenses, debt levels, cash flows, margins, taxes and earnings. These statements are based on assumptions and assessments made by our management in light of their experience and their perception of historical and current trends, current conditions, possible future developments and other factors they believe to be appropriate. Forward-looking statements are not guarantees, representations or warranties and are subject to risks and uncertainties, many of which are unforeseeable and beyond our control and could cause actual results, developments, and business decisions to differ materially from those contemplated by such forward-looking statements. Some of those risks and uncertainties include the risk factors set forth in our filings with the SEC and the following: adverse effects of climate changes or natural disasters; adverse effects of global or regional pandemic disease spread or other crises; global economic and capital market uncertainties; the speculative nature of gold or mineral exploration, and lithium, nickel and cobalt recycling, including risks of diminishing quantities or grades of qualified resources; operational or technical difficulties in connection with exploration, metal recycling, processing or mining activities; costs, hazards and uncertainties associated with precious and other metal based activities, including environmentally friendly and economically enhancing clean mining and processing technologies, precious metal exploration, resource development, economic feasibility assessment and cash generating mineral production; costs, hazards and uncertainties associated with metal recycling, processing or mining activities; contests over our title to properties; potential dilution to our stockholders from our stock issuances, recapitalization and balance sheet restructuring activities; potential inability to comply with applicable government regulations or law; adoption of or changes in legislation or regulations adversely affecting our businesses; permitting constraints or delays; challenges to, or potential inability to, achieve the benefits of business opportunities that may be presented to, or pursued by, us, including those involving battery technology and efficacy, quantum computing and generative artificial intelligence supported advanced materials development, development of cellulosic technology in bio-fuels and related material production; commercialization of cellulosic technology in bio-fuels and generative artificial intelligence development services; ability to successfully identify, finance, complete and integrate acquisitions, joint ventures, strategic alliances, business combinations, asset sales, and investments that we may be party to in the future; changes in the United States or other monetary or fiscal policies or regulations; interruptions in our production capabilities due to capital constraints; equipment failures; fluctuation of prices for gold or certain other commodities (such as silver, zinc, lithium, nickel, cobalt, cyanide, water, diesel, gasoline and alternative fuels and electricity); changes in generally accepted accounting principles; adverse effects of war, mass shooting, terrorism and geopolitical events; potential inability to implement our business strategies; potential inability to grow revenues; potential inability to attract and retain key personnel; interruptions in delivery of critical supplies, equipment and raw materials due to credit or other limitations imposed by vendors; assertion of claims, lawsuits and proceedings against us; potential inability to satisfy debt and lease obligations; potential inability to maintain an effective system of internal controls over financial reporting; potential inability or failure to timely file periodic reports with the Securities and Exchange Commission; potential inability to list our securities on any securities exchange or market or maintain the listing of our securities; and work stoppages or other labor difficulties. Occurrence of such events or circumstances could have a material adverse effect on our business, financial condition, results of operations or cash flows, or the market price of our securities. All subsequent written and oral forward-looking statements by or attributable to us or persons acting on our behalf are expressly qualified in their entirety by these factors. Except as may be required by securities or other law, we undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise. Neither this press release nor any related calls or discussions constitutes an offer to sell, the solicitation of an offer to buy or a recommendation with respect to any securities of the Company, the fund, or any other issuer.